Exhibit 4.6

BLUEARC CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AGREEMENT is made as of November 16, 2006, among BlueArc Corporation, a Delaware corporation (the “Company”), the undersigned holders of the Company’s Series AA Preferred Stock (the “Series AA Preferred”), Series BB Preferred Stock (the “Series BB Preferred”), Series CC Preferred Stock (the “Series CC Preferred”), Series DD Preferred (the “Series DD Preferred”) and Series EE Preferred Stock (the “Series EE Preferred”), Common Stock that was converted from Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock, and any other person or entity listed on Exhibit A hereto (each an “Investor”, and collectively, the “Investors”).

RECITALS

WHEREAS, the Company, and certain Investors have entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of May 19, 2006, as amended (the “Prior Agreement”);

WHEREAS, the Company and certain Investors are entering into that certain Series EE Preferred Stock Purchase Agreement (the “Series EE Agreement”) of even date herewith;

WHEREAS, certain Investors desire to obtain certain rights regarding registration of the Company’s securities under the Securities Act of 1933, as amended (the “Securities Act”), certain preemptive rights regarding the Company’s equity offerings, and certain rights to information; and

WHEREAS, as a condition of the closing of the financing provided for in the Series EE Agreement, and as an inducement to the additional financing of the Company provided for therein, the Company, the Investors desire to amend and restate in full the various covenants and restrictions set forth in the Prior Agreement, in the form set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Covenants, Representations and Warranties of the Company.

1.1 Information Rights. So long as an Investor (together with its affiliates) holds at least 333,333 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of Preferred Stock, or a combination thereof) (such investor, a “Major Investor”), the Company will:

(a) provide to each such Major Investor as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter (or such longer period as is unanimously approved by the Company’s Board of Directors (the “Board”)), an audited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited consolidated statements of income, stockholders’ equity, and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied with prior practice for earlier periods and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and all audited and certified by a nationally recognized public accounting firm;

(b) provide such Major Investor as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so), subject to changes resulting from audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company;

(c) provide such Major Investor as soon as practicable after the end of each quarter and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, consolidated statements of income, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company;

(d) provide to such Major Investor, as soon as practicable and in any event at least 30 days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months, and a strategic plan, both of which shall have been approved by the Board;

(e) provide to such Major Investor, on request, a capitalization summary of the Company as December 31 of each year; and

(f) allow such Major Investor to examine the books and records of the Company, inspect the Company’s facilities and request information, all at reasonable times and intervals, concerning the general status of the Company’s financial condition and operations, provided that the Company may restrict access to confidential proprietary information and facilities.

1.2 Observer Rights. The Company agrees that it will permit a representative of each of Meritech Capital Partners, Crosslink Capital, and Morgenthaler Ventures reasonably approved by the Board to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to such observers, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members, provided, however, that such observers (i) shall not be permitted to attend any session of the Board (or committee thereof) or any portion of such meeting or receive information provided to the Board (or committee thereof) if, after deliberation in a closed session in which they may exclude such observer, the Board (or committee thereof) votes to exclude such observer from such meeting or portion thereof; and (ii) shall not be permitted to attend any session of the Board (or committee thereof) or receive information provided to the Board (or committee thereof) if the Board (or committee thereof) determines in good faith, based on the advice of Company counsel, that such exclusion or omission may be necessary in order to preserve the Company’s attorney-client privilege; and provided further that a party shall have no right to designate an observer if such party, together with its affiliates, no longer constitutes a Major Investor.

1.3 Compensation Committee. The Company shall establish and maintain a Compensation Committee, and, unless waived by the director designated by Morgenthaler Ventures, for so long as Morgenthaler Partners VIII, L.P. or any if its affiliates (collectively, “Morgenthaler Ventures”) is a Major Investor, the director designated by Morgenthaler Ventures shall be a member of the Compensation Committee.

1.4 Stock Vesting. All stock and stock equivalents issued in consideration for their services to the Company to founders, employees and directors shall be subject to repurchase by the Company, with 25% vesting at the end of one year following the issuance date, with the remaining 75% vesting monthly over three years; provided, however, that the Board may decide, with the recommendation of the Compensation Committee, to provide a different vesting schedule to key personnel if the Board determines such vesting schedule is in the best interests of the Company. The Company’s repurchase option shall be exercisable at the original issuance price by the Company with respect any unvested shares, upon termination of the shareholder’s services to the Company, with or without cause.

1.5 BlueArc UK. So long as any of the Company’s patent rights are held by BlueArc UK, the Company shall continue to hold 100% of the outstanding shares of BlueArc UK.

1.6 D&O Insurance. The Company will maintain directors’ and officers’ liability insurance, with coverage amounts as determined appropriate by the Board. Such insurance shall include coverage for all members of the Board and their affiliated investment funds.

1.7 Director Indemnification and Expense Reimbursement. The Company shall enter into the standard form director indemnification agreement with each member of its Board. The Company shall reimburse each non-employee director for expenses reasonably incurred in connection with such director’s service on the Board, including travel expenses.

1.8 Confidentiality. Each Investor hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 1, except that such Investor may disclose such confidential information (i) to any partner, limited partner, member, retired partner, retired member subsidiary, parent or affiliate of such Investor for the purpose of evaluating or monitoring its investment in the Company, (ii) at such time as it enters the public domain through no fault of such Investor, or (iii) that is developed by such Investor or its agents independently of and without reference to any confidential information communicated by the Company. The Company shall not be required to comply with Section 1.1 or 1.2 in respect of any Investor whom the Board reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of the stock of a competitor (provided that the parties agree that an Investor shall not be a competitor or holder of more than 10% of a competitor for this purpose solely because such Investor is a venture capital investment firm that has made or may make portfolio investments in one or more companies that compete or may compete with the Company).

1.9 Termination of Covenants. The rights set forth in this Section 1 shall terminate and be of no further force or effect upon the earlier of (i) the closing of the first underwritten public offering of the Company’s securities pursuant to an effective registration statement filed by the Company under the Securities Act or (ii) the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”).

2. Registration Rights.

2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Converted Preferred Stock” means shares of Common Stock issued on conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D-1 Preferred Stock.

(c) “Holder” shall mean the Investors holding Registrable Securities or securities convertible or exercisable into Registrable Securities and any person who holds such securities and to whom rights under this Section 2 have been transferred in accordance with Section 2.11.

(d) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 30% of the Common Stock issued or issuable upon conversion of the Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred.

(e) “Participating Holders” shall mean any Holder or Holders who propose to distribute their securities through a registration pursuant to this Section 2.

(f) “Preferred Stock” shall mean the Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, and Series EE Preferred.

(g) “Registrable Securities” means the Common Stock issued or issuable upon conversion of Preferred Stock and any Common Stock issued or issuable in respect of the Preferred Stock or other securities issuable pursuant to the conversion of the Preferred Stock or upon any stock split, stock dividend, recapitalization, or similar event, and, solely for the purposes of Section 2.3 of this Agreement, the Common Stock issued upon exercise of the Warrant dated March 8, 2002, by and between the Company and Pentech Financial Services, Inc.; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities (a) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale and such counsel provides, upon request, such an opinion to each Holder. Provided, further that shares held by a holder of less than 1% of the outstanding Common Stock of the Company shall not constitute Registrable Securities if all such shares may be sold within a 90-day period pursuant to Rule 144 of the Securities Act.

(h) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof (but excluding underwriting discounts and commissions).

(j) “Restricted Securities” shall mean the securities of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the Rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(l) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2.2 Demand Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an expected aggregate offering price to the public of at least $5,000,000, the Company will (1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) as soon as practicable (but within 90 days after receipt of the request of the Initiating Holders), use its best efforts to effect such registration, qualification or compliance (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction;

(ii) Prior to the earlier of May 19, 2009 or six months after the effective date of the Company’s first registered public offering of its securities;

(iii) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) After the Company has effected two registrations pursuant to this Section 2.2(a), which registrations have been declared or ordered effective;

(v) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 60 days from the date of receipt of written request from the Initiating Holders; provided, however, that any such deferral periods under this Section 2.2(v) shall not exceed, in the aggregate, 60 days in any 12-month period.

(b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall, together with all Participating Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the

Company and reasonably acceptable to Participating Holders representing a majority of the Registrable Securities held by the Participating Holders. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) first to holders of Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred or Common Stock issued or issuable upon conversion of Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred, (ii) next, to holders of Series CC Preferred (or Common Stock issued upon conversion of Series CC Preferred) and holders of Converted Preferred Stock, and (iii) then among all other Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that all securities other than Registrable Securities sought to be included in such underwriting shall first be excluded. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.3 Company Registration.

(a) Notice of Registration. If at any time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a Commission Rule 145 transaction or pursuant to Section 2.2, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a). In such event the right of any Holder to registration pursuant to Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter or Company determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or completely exclude the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that Registrable Securities to be included in such registration may not be limited to less than 30% of the total amount of securities to be included in any registration other than the registration for Company’s initial underwritten public offering of its securities and provided, further that number of shares of Registrable Securities of the Holders to be included in such underwriting shall not be reduced unless all other securities (excluding those held by the Company) are first entirely excluded from the underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) as follows: (i) first to holders of Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred or Common Stock issued or issuable upon conversion of Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred, (ii) next, to holders of Series CC Preferred (or Common Stock issued or issuable upon conversion of Series CC Preferred) and holders of Converted Preferred Stock, and (iii) then among all other Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

If any Participating Holder disapproves of the terms of any such underwriting, such Participating Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

2.4 Registration on Form S-3.

(a) Request for Registration. Following the Company’s initial public offering, the Company shall use its best efforts to become eligible to register offerings of securities on Commission Form S-3 (or its successor form). After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right to registration on Form S-3 upon request to the Company (which request shall be in writing and shall state the number of shares of Registrable

Securities to be registered and the intended method of disposition of shares by such Initiating Holders). Upon such written request, the Company shall promptly give notice to all other Holders of such registration and effect, as soon as practicable, such registration in accordance with Section 2.6 below. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4(a):

(i) unless the Holders requesting registration propose to dispose of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

(ii) during the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the reasonable good faith judgment of the Board it would be detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 60 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that any such deferral periods under this Section 2.4(a)(iii) shall not exceed, in the aggregate, 60 days in any 12-month period,

2.5 Expenses of Registration. All Registration Expenses, including the reasonable fees and expenses of counsel to the selling Holders, incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and each other on the basis of the number of shares so registered.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to the Participating Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder shall also enter into and perform its obligations under such an agreement;

(f) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Cause all securities covered by such registration statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation;

(h) Provide a transfer agent and registrar for all securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) Furnish, at the request of any Participating Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) The Company will indemnify each Participating Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any Rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Participating Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable to a particular Participating Holder in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder, controlling person, or underwriter and stated to be specifically for use therein; and provided, further, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, action or omission if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b) Each Participating Holder will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Participating Holder, each of its officers, directors, partners and legal counsel and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the Company, such

Participating Holders, such directors, officers, persons, underwriters or control persons, as incurred any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, action or omission if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain Rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, upon request, deliver (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.2, 2.3 and 2.4 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 10,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) (or all of Holder’s shares, if less than 10,000), (ii) to any transferee or assignee who is a constituent partner, retired partner or affiliate of a Holder which is a partnership; or (iii) to any transferee or assignee who is an immediate family member or trust for the sole benefit of any individual Holder; provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agree in writing to all provisions contained in this Section 2, and such transfer otherwise be effected in accordance with applicable securities laws.

2.12 Standoff Agreement. Each Holder agrees in connection with the Company’s initial public offering of the Company’s securities that causes automatic conversion of the Preferred Stock pursuant to the Amended and Restated Certificate of Incorporation (the “Amended Certificate”), upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters, provided that each officer, director, holder of greater than 1% of the Company’s capital stock on a fully diluted, as converted to Common Stock basis and other holders of registration rights of the Company shall agree to execute a similar document (the “Market Standoff”). Notwithstanding anything in this Section 2.12, if the underwriters managing such initial public offering waives (in whole or in part) the Market Standoff for any Holder or Holders, then the Market Standoff shall be waived to the same extent for all Holders.

2.13 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the first to occur of (i) the third anniversary of the closing of the initial underwritten public offering of the Company’s securities that causes automatic conversion of the Preferred Stock pursuant to the Amended Certificate, pursuant to a effective registration statement filed under the Securities Act or (ii) as to any Holder, for so long as such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act.

2.14 Future Registration Rights. The Company shall not grant registration rights on parity with or superior to any Holder without the consent of a majority of the Holders.

2.15 Canadian Qualification Rights Upon IPO. Subject to Section 2.17, at the request of any Holder then resident in a Canadian Qualifying Jurisdiction at the time of the Company’s Initial Public Offering, the Company will, prior to the completion of its Initial Public Offering, file a (final) prospectus under the Canadian Securities Laws of each Canadian Qualifying Jurisdiction in which holders of Registrable Securities are then resident, qualifying the distribution of the Registrable Securities issuable upon conversion of the Preferred Stock upon the Initial Public Offering, and use its best efforts to obtain a receipt (or equivalent document) therefor concurrently with the completion of the Initial Public Offering. In preparing for and completing an Initial Public Offering, the Company will keep each Holder whose Registrable Securities are being qualified under Canadian Securities Laws reasonably advised of the status of such qualification.

2.16 Canadian Qualification Rights After IPO. Subject to Section 2.17, to the extent that (i) any Preferred Stock is not converted into Common Stock concurrently with the Company’s Initial Public Offering, or (ii) no prospectus under Canadian Securities Laws was filed at the time of the Company’s Initial Public Offering pursuant to Section 2.15 above, at the request of any Holder then resident in a Canadian Qualifying Jurisdiction at any time after the Company’s Initial Public Offering, the Company will file a (final) prospectus under the Canadian Securities Laws of each Canadian Qualifying Jurisdiction in which holders of Registrable Securities are then resident, qualifying the distribution of such Registrable Securities issued or issuable upon conversion of the Preferred Stock, and use its best efforts to obtain a receipt (or equivalent document) therefor. If such request is made in connection with a registration pursuant to Section 2.2, 2.3 or 2.4 above, the Company will file such (final) prospectus prior to any registration statement filed with the Commission covering such Holder’s Registrable Securities becoming effective, and the Company will use its best efforts to obtain a receipt (or equivalent document) therefor concurrently with such registration statement filed with the Commission becoming effective.

2.17 Limitations on Canadian Prospectus Filing Obligations. Notwithstanding the provisions of Sections 2.15 or 2.16, the Company shall be under no obligation to file or obtain a receipt for a prospectus in any Canadian Qualifying Jurisdiction if, prior to the time at which the Company would otherwise be required to file a prospectus or obtain such receipt, the Company:

(a) obtains an order or ruling from the applicable Canadian Securities Commissions exempting the Holders resident in the Canadian Qualifying Jurisdictions from the prospectus requirements of Canadian Securities Laws with respect to sales of Registrable Securities on a stock exchange or market on which the Registrable Securities are listed;

(b) provides the Holders resident in the Canadian Qualifying Jurisdictions with evidence satisfactory to such Holders that the applicable Canadian Securities Commissions consider the sale of Registrable Securities of Holders resident in such Canadian Qualifying Jurisdictions on a stock exchange or market on which the Registrable Securities are listed as being exempt from, or not subject to, the prospectus requirements of such Canadian Qualifying Jurisdictions; or

(c) provides the Holders resident in the Canadian Qualifying Jurisdictions with an opinion (unqualified except with respect to customary qualifications contained in opinions of such nature) of legal counsel knowledgeable in matters of Canadian Securities Laws that the sale of Registrable Securities of Holders resident in the Canadian Qualifying Jurisdictions on a stock exchange or market on which the Registrable Securities are listed is exempt from, or not subject to, the prospectus requirements of Canadian Securities Laws.

Further, the obligations of the Company under Sections 2.15 or 2.16 of this Agreement shall be governed by the laws of the Province of Ontario and the Company shall not be required to comply with additional or contrary requirements of any other provinces or territories of Canada, including but not limited to the Province of Quebec.

2.18 Definitions. For the purposes of Sections 2.15 – 2.17 of this Agreement, the following terms shall have the following respective meanings:

(a) “Canadian Qualifying Jurisdictions” means the Province of Ontario and each of the other provinces and territories of Canada in which a Holder is resident at the time.

(b) “Canadian Securities Commissions” means the securities commission or other securities regulatory authority in each of the Canadian Qualifying Jurisdictions.

(c) “Canadian Securities Laws” means the securities legislation of the Canadian Qualifying Jurisdictions, and the rules, regulations and policies of the Canadian Securities Commissions, all as the same shall be in effect at the time.

(d) “Initial Public Offering” means the Company’s first public offering of its Common Stock in a firm commitment, underwritten public offering registered under the Securities Act and or pursuant to a prospectus filed with a Canadian Securities Commission.

3. Preemptive Rights.

3.1 General. Except for (i) shares of the Company’s Common Stock issued upon conversion of the Preferred Stock, (ii) shares of the Company’s capital stock issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization unanimously approved by the Board, (iii) up to 5,777,184 shares of the Company’s Common Stock (or related options) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by the Board, net of any stock repurchases or expired or terminated options pursuant to the terms of any such stock offering, plan or arrangement, (iv) shares of the Company’s capital stock issued pursuant to the conversion or exercise of outstanding options, warrants or any other convertible or exercisable securities outstanding as of this date of this Agreement, (v) shares of the Company’s capital stock issued to financial institutions in connection with the extension of credit to the Company or to lessors in connection with the lease of equipment, approved by at least a majority of the Board (including two of the three directors designated by the holders of the Series AA Preferred and Series DD Preferred), where such share issuance and related extension of credit is primarily for other than equity financing purposes of the Company, (vi) shares of the Company’s capital stock issued in connection with the acquisition of technology or licenses or other similar transactions unanimously approved by the Board, (vii) shares of the Company’s capital stock issued in connection with any stock split, stock dividend, or recapitalization by the Company, (viii) shares issued in a public offering in connection with which all of the Preferred Stock will be converted into Common Stock pursuant to the Amended Certificate, and (ix) up to 200,000 shares of the Company’s capital stock issued to consultants, suppliers or third party service providers to the Company, or affiliates of such parties, the Company will not, nor will it permit any subsidiary to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Major Investors the right of proportionate ownership described below.

3.2 Right of Proportionate Ownership. Each Major Investor shall have a right of participation to purchase an amount of securities of the Company of any class or kind which the Company proposes to sell (other than the issuance of shares described in Section 3.1(i) – 3.1(ix) above) (“Preemptive Securities”) sufficient to maintain such Holder’s proportionate beneficial ownership interest in the Company (as defined below). If the Company wishes to make any such sale of Preemptive Securities, it shall give the Major Investors written notice of the proposed sale. The notice shall set forth (i) the Company’s bona fide intention to offer Preemptive Securities and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell Preemptive Securities to the Major Investors on such terms and conditions. Any Major Investor may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within fifteen days after receipt of the Company’s notice of the proposed sale. Any Major Investor exercising its participation right shall be entitled to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain such Holder’s proportionate beneficial ownership interest in the Company. For purposes hereof, the term “proportionate beneficial ownership interest” shall mean, as to any Holder, that percentage figure which expresses the ratio which (a) the aggregate number of shares of Series AA Preferred, Series DD Preferred and Series EE Preferred then outstanding and owned by such Major Investor (including shares of Common Stock issued upon conversion of Series AA Preferred, Series DD Preferred and Series EE Preferred) bears to (b) the aggregate number of shares of Common Stock then outstanding, assuming the exercise and/or conversion of all outstanding securities then exercisable and/or convertible, directly or indirectly, into Common Stock (such Major Investor’s “Pro Rata Portion”) (for purposes of determining such Major Investor’s Pro Rata Portion, any Holder or other security holder holding convertible or exercisable securities shall be treated as owning that number of shares of Series AA Preferred, Series DD Preferred or Series EE Preferred into which any such outstanding convertible securities may be converted and for which any such outstanding options may be exercised). The Company shall, in writing, inform each Major Investor which elects to purchase its Pro Rata Portion of Preemptive Securities of any other Major Investor’s failure to do so, in which case the Major Investor electing to purchase such shares of Preemptive Securities shall have the right to purchase all of such shares on a pro rata basis. If any Major Investor who elects to exercise its participation right does not complete the purchase of such Preemptive Securities within fifteen days after delivery of its Acceptance Notice to the Company, the Company may complete the sale of Preemptive Securities on the terms and conditions specified in the Company’s notice within the 90-day period following the expiration of such fifteen-day period. If the Company does not enter into an agreement for the sale of such shares within such fifteen-day period, or if such agreement is not consummated within such 90-day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first re-offered to the Major Investors in accordance with this Section 3.

3.3 Expiration of the Right of Proportionate Ownership. The right of proportionate ownership granted under this Agreement shall expire immediately prior to the consummation of the first sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten offering of its securities to the general public that causes automatic conversion of all outstanding Preferred Stock to Common Stock pursuant to the Amended Certificate.

4. Certain Purchase Rights. In connection with the Company’s initial firm commitment underwritten public offering which causes automatic conversion of all of the Company’s Preferred Stock to Common Stock under the Company’s certificate of incorporation that occurs after 12 months from the date of the final closing of the sale of Series AA Preferred or Series DD Preferred (a “Qualified Public Offering”), the Company shall use its best efforts to cause the managing underwriter or underwriters of such Qualified Public Offering to establish a program (the “Program”) whereby such managing underwriter or underwriters give to interested Investors then holding at least 333,333 shares (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of any of the Company’s Series AA Preferred, Series DD Preferred or Series EE Preferred (or Common Stock issued or issuable upon conversion of Series AA Preferred, Series DD Preferred and Series EE Preferred, or a combination thereof) (each, a “Large Holder” and together, the “Large Holders”) priority, as described herein, with respect to the purchase of shares of the Company’s Common Stock available for sale pursuant to the Program.

Subject to the terms hereof, the aggregate number of shares of Common Stock available for sale pursuant to the Program (the “Program Shares”) shall be equal to the lesser of (i) the number of shares of Common Stock valued at $10,000,000 at the price per share to the public on the final prospectus related to the Qualified Public Offering or (ii) the number of shares equal to twenty percent (20%) of the shares issued in the Qualified Public Offering, excluding any shares issued in an over-allotment.

The managing underwriter or underwriters shall offer to each Large Holder the right to purchase its Pro-Rata Share of the Program Shares. Each Large Holder’s “Pro-Rata Share” shall equal the quotient obtained by dividing (i) the number of shares of Registrable Securities then held by such Large Holder that have been issued and outstanding for at least 12 months, by (ii) the number of shares of Registrable Securities then held by all Large Holders that have been issued and outstanding for at least 12 months. The Company shall, in writing, inform each Large Holder which elects to purchase its Pro-Rata Share of Program Shares of any other Large Holder’s failure to do so, in which case the Large Holders electing to purchase such Program Shares shall have the right to purchase all of such shares on a pro rata basis. Each Large Holder shall be entitled to apportion its rights pursuant to this Section 4 among itself and its partners, members and affiliates (or their designees) in such proportion as the Large Holder deems appropriate. Each offeree of Program Shares, if such offeree wishes to purchase any Program Shares, must provide their commitment in writing prior to the printing of the preliminary “red herring” prospectuses for the Qualified Public Offering.

This arrangement between the Company and the Large Holders with respect to the purchase of the Program Shares is not an offer to sell or a solicitation of an offer to buy the Program Shares, and any decision a Large Holder makes with respect to the Program Shares shall be only be made with respect to the statutory prospectus in compliance with all applicable laws, rules and regulations. The Program may be amended, modified or eliminated if in the reasonable discretion of the Board, such action is necessary to comply with any applicable laws, rules or regulations, including, without limitation, Rule 134 of the Securities Act, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulating or quasi-public regulatory organizations. The Large Holders also understand that the provisions of Section 16 of the Securities Exchange Act of 1934 and other statutory and regulatory provisions may limit the Large Holders’ ability to resell the Program Shares.

The Company shall be relieved of any obligations under this Section 4 if (i) regulatory authorities object to this Section 4 after discussion and negotiation with the Company and its legal counsel; (ii) regulatory authorities allow the Company to fulfill its obligations under this Section 5 only on the condition that rescission rights or other extraordinary liability will be assumed by the Company or the underwriters; or (iii) the resolution with regulatory authorities relating to this Section 4 would delay the Company’s offering beyond delays caused by other comments from regulatory authorities, provided that the Company has used its commercially reasonable efforts to timely resolve any regulatory issues that arise in connection with this Section 4.

In the event the Company is relieved of its obligations under this Section 4 pursuant to the terms described in the preceding paragraph or that the Company’s initial public offering occurs within 12 months of the date of the final closing of the sale of Series DD Preferred, then the Company shall offer the Large Holders the right to purchase that number of shares of Common Stock equal to the number of shares of Common Stock the Large Holders would have been able to purchase in the Qualified Public Offering according to the terms detailed in this Section 4 in a private placement transaction contemporaneously with the Qualified Public Offering, provided that such private placement may be made in compliance with all applicable laws, rules and regulations and does not adversely impact the timing of the Qualified Public Offering. Any shares of Common Stock issued to the Interested Large Holders in such a private placement shall be purchased by the Interested Large Holders at the per share price to the public on the final prospectus related to the Qualified Public Offering.

This Section 4 in no way obligates the Company to make a registered public offering of its shares and applies only to the Company’s Qualified Public Offering, if and when it occurs.

Notwithstanding the foregoing, the Large Holders participating in the Program shall comply with all requirements and procedures required by the managing underwriter or underwriters of the Qualified Public Offering of purchasers participating in a directed share program, if any, or of purchasers in the Qualified Public Offering generally. Furthermore, the Large Holders agree to furnish upon request to the Company and the managing underwriter or underwriters of the Qualified Public Offering such further information, to execute and deliver to the Company and the managing underwriter or underwriters of the Qualified Public Offering such other documents, and to do such other acts and things, all as the Company and the managing underwriter or underwriters of the Qualified Public Offering may request for the purpose of carrying out the intent of this Section 4.

5. Miscellaneous.

5.1 Additional Investors. Additional Investors will be added to this Agreement; such Investors may become party to this Agreement, upon execution and delivery to the Company of signature pages hereto.

5.2 Waivers and Amendments. With the written consent of the record or beneficial holders of a majority of the Series AA Preferred, Series BB Preferred, Series DD Preferred and Series EE Preferred, voting together as a single class on an as-converted to Common Stock basis, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with such consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the percentage of Registrable Securities required to consent to a waiver as set forth in this Section 5.2 without the consent of all of the Purchasers of the Registrable Securities; and provided further that any waiver or amendment that affects the holders of Series DD Preferred (as a separate class, in their capacity as such) in a manner that is materially and adversely different than other series of Preferred Stock, the approval of the holders of a majority of the Series DD Preferred shall also be required, it being understood that differences primarily caused by the relative number of shares outstanding or the relative purchase price of a given series of Preferred Stock shall not constitute such a material adverse difference. Upon the effectuation of each such waiver, consent, agreement of amendment, or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 5.2.

5.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) three days after sending by first class U.S. mail postage prepaid, (ii) upon personal delivery, or (iii) one day after the sending if sent by commercial overnight courier addressed to the Company at 50 Rio Robles Drive, San Jose, CA 95134 (or such other address as the Company shall have furnished to Investors in writing), Attn: Chief Financial Officer, with a copy (which copy shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94305, Attn: Michael J. Danaher, and if to an Investor, at such Investor’s address as set forth on Exhibit A or at such other address as the Company or such Investor may designate.

5.4 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

5.5 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California, without regard to its choice of law provisions.

5.6 Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

5.7 Attorney’s Fees and Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled, including without limitation such reasonable fees, costs, and necessary disbursements of attorneys, consultants and expert witnesses engaged in connection therewith, which shall include without limitation such reasonable fees, costs, and necessary disbursements of appeal.

5.8 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors, and administrators of the parties to this Agreement.

5.9 Entire Agreement. This Agreement, the exhibits hereto, the Series EE Agreement and other documents delivered in connection therewith, constitute the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement and supersedes the Prior Agreement in its entirety.

5.10 Waiver; Consent. Investors who were parties to the Prior Agreement and who hold at least two-thirds of the Registrable Securities (as defined in the Prior Agreement) hereby consent to and waive any preemptive rights of all Investors (as defined in the Prior Agreement with respect to the sale of the Series EE Preferred (including any securities convertible into Series EE Preferred) pursuant to the Series EE Agreement, the conversion provisions in the Company’s Amended and Restated Certificate of Incorporation, and to the amendment and restatement of the Prior Agreement by this Agreement.

5.11 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality, or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality, or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired.

5.12 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, or other recapitalization of shares by the Company occurring after the date of this Agreement.

5.13 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement on the day and year first set forth above.

THE COMPANY:

BLUEARC CORPORATION a Delaware corporation

By:	/s/ Michael Gustafson
Name:	Michael Gustafson
Title:	President and Chief Executive Officer

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

HITACHI DATA SYSTEMS CORPORATION

By:	/s/ David Roberson
Name:
Title:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

MORGENTHALER PARTNERS VIII, L.P.

By:	Morgenthaler Management Partners VIII, LLC
Its Managing Partner

By:	/s/ Gary Morgenthaler
Gary Morgenthaler, Member

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:
Name:
Title:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

CTTV INVESTMENTS LLC

By:	/s/ John Hanten
Name:	John Hanten
Title:	Venture Executive

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

WESTON PRESIDIO CAPITAL IV, L.P.

By:	/s/ James McElwee
Name:	James McElwee
Title:

WPC ENTREPRENEUR FUND II, L.P.

By:	/s/ James McElwee
Name:	James McElwee
Title:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

MERITECH CAPITAL PARTNERS II

By:	/s/ Pal Madera
Name:	Paul Madera
Title:

MERITECH CAPITAL AFFILIATES II

By:	/s/ Paul Madera
Name:	Paul Madera
Title:

MCP ENTREPRENEUR PARTNERS II

By:	/s/ Paul Madera
Name:	Paul Madera
Title:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

WS INVESTMENT COMPANY, LLC (2006A)

By:	/s/ Michael J. Danaher
Name:	Michael J. Danaher
Title:	Member

WS INVESTMENT COMPANY, LLC (2006C)

By:	/s/ Michael J. Danaher
Name:	Michael J. Danaher
Title:	Member

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

MICHAEL DANAHER AND CAROL DANAHER, TTEES OF THE DANAHER FAMILY TRUST, DTD 6/29/04

By:	/s/ Michael J. Danaher
Name:	Michael J. Danaher
Title:	Trustee

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

FORT WASHINGTON PRIVATE EQUITY INVESTORS II, L.P.

By:	Fort Washington Capital Partners, LLC,
as General Partner

By:	Fort Washington Investment Advisors, Inc.,
as Managing Member

By:	/s/ Maribeth S. Rahe
Maribeth S. Rahe, President and CEO

By:	/s/ Stephen A. Baker
Stephen A. Baker, Managing Director

FORT WASHINGTON PRIVATE EQUITY INVESTORS III, L.P.

By:	Fort Washington Capital Partners, LLC,
as General Partner

By:	Fort Washington Investment Advisors, Inc.,
as Managing Member

By:	/s/ Maribeth S. Rahe
Maribeth S. Rahe, President and CEO

By:	/s/ Stephen A. Baker
Stephen A. Baker, Managing Director

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

RWI VENTURES I, L.P.

By	RWI Ventures I, LLC, General Partner

By:	/s/ William R. Baumel
William R. Baumel
Title:	Managing Member

Address:	2440 Sand Hill Road, Suite 100 Menlo Park, CA 94025

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

ONABRU LTD.

By:	/s/ Urbano Rattazzi
Name:
Title:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

RONALD ELLER

By:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

FEDERICO FAGGIN

By:

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

CROSSLINK VENTURES IV, L.P.

By:	Crosslink Ventures IV Holdings, L.L.C., its General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

CROSSLINK CROSSOVER FUND IV, L.P.

By:	Crossover Fund IV Management, L.L.C.,
Its General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

OFFSHORE CROSSLINK OMEGA VENTURES IV (a Cayman Islands Unit Trust)

By:	Crosslink Ventures IV Holdings, L.L.C., Investment Manager

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

[Signature Page to BlueArc Corporation Series EE Amended and Restated Investors’ Rights Agreement]

THE INVESTORS:

CROSSLINK OMEGA VENTURES IV GmbH & Co. KG

By:	Crosslink Verwaltungs GmbH, General Partner

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Director

OMEGA BAYVIEW IV, L.L.C.

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

OFFSHORE CROSSLINK CROSSOVER FUND III, Unit Trust

By:	Crossover Fund III Management, L.L.C., Investment Manager

By:	/s/ Michael J. Stark
Michael J. Stark, Managing Member

THE INVESTORS:

SHEA VENTURES, LLP

By:
Name:	John Morrissey
Title:

THE INVESTORS:

AG 1991 TRUST U/A/D 12/18/91

By:
Name:	Joyce Gray
Title:

THE INVESTORS:

LOUIS GRAY

By:

THE INVESTORS:

MURIEL SCHROEDER

By:

THE INVESTORS:

PETER JOHNSON

By:	/s/ Peter Johnson

THE INVESTORS:

ROD CANION

By:	/s/ Rod Canion

THE INVESTORS:

THOMAS J. ROSS, JR.

By:

THE INVESTORS:

ROBERT M. KAVNER AND ALLYSON P. KAVNER, TRUSTEES OF THE KAVNER FAMILY TRUST— 1999 U/I DTD MAY 17, 1999

By:
Name:	Robert Kavner
Title:	Trustee

THE INVESTORS:

GC&H INVESTMENTS, LLC

By:	John L. Cardoza, Managing Member

THE INVESTORS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
Name:	Daniel Thurber
Title:	Vice President

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
Name:	Daniel Thurber
Title:	Vice President

THE INVESTORS:

WASATCH FUNDS, INC.
Wasatch Global Science & Technology Fund

By:	Wasatch Advisors, Inc.
Its:	Investment Adviser

By:	/s/ Daniel Thurber
Name:	Daniel Thurber
Title:	Vice President